Exhibit 3.1

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
KINDER MORGAN, INC.

November 21, 2014

Kinder Morgan, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1.              The name of the Company is Kinder Morgan, Inc.

2.              The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on February 10, 2011 (the “Certificate of Incorporation”), by amending Section A of Article FOURTH as set forth in paragraph 3 below.

3.              The first sentence of Section A of Article FOURTH of the Certificate of Incorporation from the beginning of the sentence through the end of clause (1) is hereby amended to read as follows:

“A. Authorized Shares

The total number of shares of capital stock which the Company shall have authority to issue is 4,819,462,927 shares, of which 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”), and 4,809,462,927 shares shall be common stock, par value $0.01 per share (the “Common Stock”), consisting of:

(1) 4,000,000,000 shares of Class P Common Stock (the “Class P Common Stock”);”

4.              This Certificate of Amendment was submitted to the stockholders of the Company and was approved by the stockholders of the Company in accordance with Sections 222 and 242 of the General Corporation Law of the State of Delaware.

5.              This Certificate of Amendment shall become effective immediately upon filing with the Secretary of State of the State of Delaware.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of the Certificate of Incorporation as of the date first written above.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
David R. DeVeau Vice President

[Certificate of Amendment to the Certificate of Incorporation of Kinder Morgan, Inc.]